Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

WashingtonFirst Bankshares Inc.

Reston, Virginia

We hereby consent to the use in the Sandy Spring Bancorp, Inc. Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 Amendment No. 2 of our report dated March 14, 2017 relating to the consolidated financial statements of WashingtonFirst Bankshares, Inc. appearing in the WashingtonFirst Bankshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

September 6, 2017